EXHIBIT 99.20

NORTH COAST BANK
BALANCE SHEET (UNAUDITED)
September 30, 2000 (In thousands, except share data)


ASSETS

Cash and due from banks                                          $      3,864
Federal funds sold                                                      4,180
Interest-bearing deposits in banks                                        997
Available-for-sale investment securities                                1,564
Loans and leases, less allowance for loan and lease
   losses of $506                                                      46,203
Bank premises and equipment, net                                          723
Intangibles                                                                17
Accrued interest receivable and other assets                              798
                                                                 ------------

                                                                 $     58,346
                                                                 ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
   Non-interest bearing                                          $     11,363
   Interest bearing                                                    42,121
                                                                 ------------

       Total deposits                                                  53,484
                                                                 ------------

Accrued interest payable and other liabilities                            329
                                                                 ------------

       Total liabilities                                               53,813
                                                                 ------------

Shareholders' equity:
    Common stock - $4.00 par value; 6,250,000 shares
     authorized, 496,479 shares issued and outstanding                  1,986
   Additional paid-in capital                                           1,908
   Retained earnings                                                      645
   Accumulated other comprehensive loss                                    (6)
                                                                 ------------

       Total shareholders' equity                                       4,533
                                                                 ------------

                                                                 $     58,346
                                                                 ============

                                       41